UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200 Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

On February 25, 2008, Open Energy Corporation (the “Company”) redeemed all remaining principal amounts outstanding pursuant to the series of Secured Convertible Debentures (the “2006 Debentures”) issued by the Company in 2006 to YA Global Investments, L.P., and its affiliates (formerly known as Cornell Capital Partners, L.P.).   The total redemption payment, which included principal, accrued interest and a redemption premium, totaled approximately $3.1 million.  While the scheduled maturity date of the 2006 Debentures was in March 2009, the 2006 Debentures permitted redemption for so long as the Company’s common stock was trading below $.50 per share, with the payment of a redemption premium.  The 2006 Debentures were the only remaining variably-priced convertible securities in the Company’s capital structure.  YA Global Investments holds one additional Secured Convertible Debenture in the principal amount of $3 million (the “2007 Debenture”), which matures in March 2008.  The 2007 Debenture has a fixed conversion price equal to $.50 per share.

On February 29, 2008, the Company repaid the $1 million convertible debenture held by Everest Asset Management, AG (the “Everest Note”).  The Everest Note was due and payable on February 29, 2008 and was paid in full, including all accrued interest.  The Everest Note had a conversion price equal to $.50 per share.

The Company reported in its Quarterly Report on Form 10-QSB for the period ended November 30, 2007, filed with the SEC on January 22, 2008, that its existing capital resources would be sufficient to fund its operations for three to six months from the date of that filing.  Further debt and/or equity financing will be required for the Company to continue operations under its existing business plan.  The Company is actively seeking financing at this time, and the repayment of the 2006 Debentures was effected to eliminate variable priced convertible securities from the Company’s capital structure and increase the prospects for additional financing.   However, no commitments or agreements have been reached for such a financing at this time, and no assurances can be given concerning the terms or availability of any future financing.

Safe Harbor for Forward Looking Statements

Except for statements of historical fact, the information presented in this filing and the exhibit hereto constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance, achievements or financial condition of the Company to be materially different from any future results, performance, achievements or financial condition expressed or implied by such forward-looking statements.  These statements are based on the Company’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “would,” or “will”  or variations of such words and similar expressions may identify such forward-looking statements.  You can also identify forward-looking statements by discussions of strategy, plans or intentions.  These statements are not guarantees of future performance.  Factors which may impact them include, but are not limited to, general economic and business conditions, customer demand for the Company’s products, the Company’s ability to scale up manufacturing to meet demand, the Company’s ability to execute on its business plan, the downturn in the real estate market in the United States, the Company’s need for additional financing and its ability to continue as a going concern, the Company’s ability to commercialize its Solar Communities initiative and other factors over which the Company has little or no control.  All such statements are therefore qualified in their entirety by reference to the factors specifically addressed in the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-KSB and its Quarterly Reports on Form 10-QSB.  New risks can arise and it is not possible for management to predict all such risks, nor can management assess the impact of all such risks to the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  All forward-looking statements speak only as of the date thereof.

The Company undertakes no obligation to revise or update publicly any forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof, other than as required by law.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

OPEN ENERGY CORPORATION
Registrant

March 3, 2008	By:	/s/ DALTON W. SPRINKLE
Dalton W. Sprinkle
General Counsel